UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2008

TERRA INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8520	52-1145429
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terra Centre 600 Fourth Street, P.O. Box 6000 Sioux City, Iowa	51102-6000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 277-1340

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On September 30 and October 1, 2008 Terra Industries Inc. (the “Company”) exchanged a total of 21,500 shares of its 4.25% Series A Cumulative Convertible Perpetual Preferred Shares (the “Preferred Shares”) for a total of 2,158,634 shares of the Company’s common stock (the “Common Stock”). The exchanges took place in the form of individually negotiated transactions between the Company and each of four holders of the Preferred Stock (each, a “Holder”). The shares of Common Stock were issued based upon a conversion rate of 100.4016 shares of Common Stock per Preferred Share pursuant to the terms set forth in Exhibit I to the Articles of Restatement of the Company (“Exhibit I”). Each Holder also received a cash payment to adjust for dividends and as an inducement for the conversion of such Holder’s Preferred Shares. Following these transactions, 1,600 Preferred Shares will remain outstanding. The remaining Preferred Shares are convertible into shares of the Company’s Common Stock pursuant to the terms set forth in Exhibit I at a conversion rate of 100.4016 shares of Common Stock per Preferred Share, subject to adjustment as provided therein.

The shares of Common Stock were issued in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TERRA INDUSTRIES INC.

By:	/s/ John W. Huey
Name: John W. Huey Title: Vice President, General Counsel and Corporate Secretary

Date: October 6, 2008